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                                                                    Exhibit 23.1

                           INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Stockholders of Universal Health Realty Income
Trust:

We consent to the incorporation by reference in the Registration Statements (File Nos. 033-56843 and 333-57815) on Form S-8 and the Registration Statements (File Nos. 333-81763 and 333-60638) on Form S-3 of Universal Health Realty Income Trust of our report dated February 28, 2003, with respect to the consolidated balance sheet of Universal Health Realty Income Trust as of December 31, 2002, and the related consolidated statements of income, common stockholders' equity and cash flows for the year then ended, and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of Universal Health Realty Income Trust.

                                                                 /s/ KPMG LLP
                                                                 ---------------
                                                                 KPMG LLP

Philadelphia, Pennsylvania
March 27, 2003